                                                                   EXHIBIT 10.01

                             EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of July 1, 1998 (the "Effective Date") between ASYMETRIX LEARNING SYSTEMS, INC, a Delaware corporation with its principal offices located at 110-110th Avenue N.E., Bellevue, Washington 98004-5840, and/or one or more subsidiaries of Asymetrix Learning Systems, Inc. (collectively the "Company"), and GORDON ROGERS ("Employee").

In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

1.   Position.

During the term of this Agreement, Company will employ Employee and Employee will serve as Vice President, Strategic Alliances for the Company. Employee will be an executive officer of the Company and will report directly to the Chief Executive Officer of the Company.

2.   Duties.

Employee will be responsible for pursuing the adoption of Librarian/Ingenium as the industry platform for online learning management systems. Employee will play a key role in establishing Librarian/Ingenium as the backbone of both internal corporate training management systems, and as the platform of choice for commercial training providers and systems integrators. Employee will have such other commensurate duties as are reasonably determined by the Chief Executive Officer. Employee will comply with and be bound by Company's operating policies, procedures, and practices from time to time in effect for executive officers during Employee's employment. Employee will perform his duties under this Agreement at the offices of Company in Atlanta, Georgia. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

3.   Exclusive Service.

Employee will devote his full professional time and efforts exclusively to this employment and apply all his skill and experience to the performance of his duties and advancing the Company's interests in accordance with Employee's experience and skills. In addition, Employee will not engage in any consulting activity except with the prior written approval of Company, or at the direction of Company, and Employee will otherwise do nothing incompatible with the performance of his duties hereunder. Employee will be bound by a covenant not to compete as set forth in the Invention Agreement as set forth below.

4.   Term of Agreement.

This Agreement will commence on the Effective Date, and will continue until the earlier of two years after the Effective Date or when terminated pursuant to Section 7 hereof. The expiration or termination of this Agreement will not result in the termination of Employee's employment, but Employee will become an "at will" employee upon such termination or expiration.

5.   Compensation and Benefits.

     (a)  Base Salary.   During the period from the Effective Date through June
30, 1999 Employee will receive a monthly salary of $13,750. Salary after June 30, 1999 will be as negotiated by the parties, but will not be less than $10,000 per month. Employee's salary will be payable as earned in accordance with Company's customary payroll practice, which currently is to pay salary on a bi-weekly basis.

     (b)  Additional Benefits.   Employee will be eligible to participate in
Company's employee benefit plans of general application to executive officers, including without limitation the Company's 401(k) Plan and those plans covering life, health, disability, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Employee will receive such other benefits, including health club membership, vacation, holidays and sick leave, as the Company generally provides to its employees holding similar positions as that of Employee.


     (c)  Bonus Plans.   Employee will be eligible to receive bonus compensation
in accordance with one or more bonus plans to be negotiated by the parties. In the event the parties are unable to negotiate a bonus plan for a particular period, then Employee shall be entitled to participate as a Vice President in the Company's standard executive bonus plan in place for such period.

     (d)  Business Expenses.   The Company will reimburse Employee for all
reasonable and necessary expenses incurred by Employee in connection with the Company's business, provided that such expenses are deductible to the Company, are in accordance with the Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

     (e)  Stock Options.   Effective as of the later of the Effective Date of
this Agreement or the date the Company's 1998 Equity Incentive Plan becomes effective in accordance with its terms, Employee shall be granted under the 1998 Stock Incentive Plan an incentive stock option to purchase132,500 shares of Common Stock at the fair market value as determined in accordance with the 1998 Equity Incentive Plan the date of grant. Such options shall become exercisable ("vest") one-fourth (1/4) on the first anniversary of Employee's employment and one-thirty-sixth (1/36) of the remainder on the same day of the month for the next 36 months; provided, however, that if Employee is terminated without "cause" as defined herein prior to the time such options have fully vested as above provided (whether before or after the expiration of this Agreement), then such options shall become immediately 100% vested. The option grant agreement shall contain a provision to this effect, which shall survive the expiration of this Agreement.


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

6.   Proprietary Rights.

Employee hereby agrees to execute an Employee Invention, Confidentiality, Non-raiding and Noncompetition Agreement (the "Invention Agreement") with the Company in substantially the form attached hereto as Exhibit B.

7.   Termination.

     (a)  Events of Termination.   Employee's employment with the Company shall
terminate upon any one of the following:

          (i) the Company's determination made in good faith that it is terminating the Employee for "cause" as defined under Section 7(b) below ("Termination for Cause"); or

          (ii) the effective date of a written notice sent to Employee stating that the Company is terminating his employment for any reason other than "cause" as defined under Section 7(b) below ("Termination Without Cause"); or

          (iii) the effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination").

     (b)  "Cause" Defined.   For purposes of this Agreement, "cause" for
Employee's termination will exist at any time after the happening of one or more of the following events:

          (i) a repeated or continuing failure or refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company after reasonable notice and an opportunity to cure;

          (ii) a good faith determination by the Company's Chief Executive Officer and/or Board of Directors that Employee's performance is unsatisfactory after reasonable notice of the ways in which performance is unsatisfactory and an opportunity to correct any such deficiencies;

          (iii) a repeated or continuing failure or refusal to perform in any material respect his duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment (except for any failure due to ill health or disability) after reasonable notice and an opportunity to cure;

          (iv) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company;

          (v) dishonest conduct or a deliberate attempt to do an injury to the Company;

          (vi) Employee's material breach of a term of this Agreement or the Invention Agreement, including, without limitation, Employee's unauthorized disclosure or theft of the

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

Company's proprietary information;

          (vii) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment; or

          (viii)Employee's death.

8.   Effect of Termination.

     (a) Termination for Cause or Voluntary Termination. In the event of any termination of this Agreement pursuant to Sections 7(a)(i) or 7(a)(iii), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 5 through the date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

     (b)  Termination Without Cause.   In the event of any termination of this
Agreement pursuant to Section 7(a)(ii) during the period ending two years after the Effective Date:

          (i) The Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 5 through the date of termination (including a pro rata portion of any bonus compensation that may become payable for the calendar quarter that includes the date of termination, which bonus compensation shall be paid following the end of such calendar quarter).

          (ii)  The Company shall continue to pay Employee his base salary under
Section 5(a) above at Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period from the date of termination and ending two years after the Effective Date (the "Continuation Period").

          (iii) Fully paid health and dental insurance as in effect on the termination date shall continue until the earlier of the end of the Continuation Period or such time as Employee accepts other employment with equal or better health and dental insurance. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

          (iv) The options granted to Employee pursuant to Section 5(e) (but no subsequently granted options) shall become fully exercisable on the date of such termination. Exercisablity of any subsequently granted options shall be in accordance with the terms of the grant agreement and the 1998 Equity Incentive Plan or such other plan under which such options were granted.

9.   Miscellaneous.

     (a)  Arbitration.   Employee and the Company shall submit to mandatory
binding arbitration in Atlanta, Georgia any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (b)  Severability.   If any provision of this Agreement shall be found by
any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

     (c)  Remedies.   The Company and Employee acknowledge that the service to
be provided by Employee is of special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any breach or violation by Employee of any of the provisions of this Agreement including, without limitation, Section 3, a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies the Company may have, at law or equity, including without limitation the recovery of money damages.

     (d)  No Waiver.   The failure by either party at any time to require
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

     (e)  Assignment.   This Agreement and all rights hereunder are personal to
Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with the sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

     (f)  Withholding.   All sums payable to Employee hereunder shall be reduced
by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

     (g)  Entire Agreement.   This Agreement and the Invention Agreement
constitute the entire and only agreement between the parties relating to employment of Employee with the Company, and this Agreement and the Invention Agreement supersede and cancel any and all previous contracts, arrangements or understandings with respect thereto.

     (h)  Amendment.   This Agreement may be amended, modified, superseded,
canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

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

     (i)  Notices.   All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage prepaid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five days after mailing if sent by U.S. mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:


     If to the Company:    Asymetrix Corporation
                           110-110th Avenue N.E., Suite 700
                           Bellevue, WA 98004-5840
     Telecopier:           206-637-1540
     Attention:            Chief Executive Officer

     If to Employee:       ____________________________

                           ____________________________

                           ____________________________

     Telecopier:           _____________________________

     Attention:            _____________________________


     (j)  Binding Nature.   This Agreement shall be binding upon, and inure to
the benefit of, the successors and personal representatives of the respective parties hereto.

     (k)  Governing Law.   This Agreement and the rights and obligations of the
parties hereto shall be construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflict of laws; provided, however, that if Employee is relocated to another jurisdiction then the laws of such jurisdiction shall apply, and in the event of any claim made following termination the laws of the jurisdiction where Employee was located on the date of termination shall apply.

                 [Remainder of page intentionally left blank.]


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

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

"COMPANY"                                      "EMPLOYEE"

ASYMETRIX LEARNING SYSTEMS, INC.


                                               _____________________________
                                               GORDON ROGERS

By:  ___________________________________

Name: __________________________________

Title: _________________________________

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

                                   EXHIBIT A

                     EMPLOYEE INVENTION, CONFIDENTIALITY,
                    NONRAIDING AND NONCOMPETITION AGREEMENT

     ASYMETRIX LEARNING SYSTEMS, INC. and each of its subsidiary corporations and I, the undersigned employee, agree as follows.

     Asymetrix is in the business of, among other activities, developing and publishing computer software for creating and managing computer based training and on-line learning applications as well as providing consulting services and both customized and standard online learning content.

     During the course of my employment and/or engagement as a consultant or independent contractor I, the undersigned employee of Company ("Employee"), acknowledge that I have been and will be exposed to and become familiar with various aspects of software programming, concepts, designs, procedures, processes and other forms of information proprietary to Company.

     In consideration of my employment with Company, including the salary, fringe benefits and any bonus payments made and to be made to me; and other good and valuable consideration; I hereby agree on behalf of myself, my heirs, executors, legal representatives and assigns:

1.   Definitions.

For purposes of this Agreement:

     (a) "Acquired Entity" means any entity (i) in which Company has acquired a controlling equity interest, whether by merger, purchase or otherwise or (ii) all or substantially all of the assets of which have been acquired by the Company, in either case prior to the date of such acquisition (at which time an Acquired Entity became a part of Company).

     (b) "Company" means Asymetrix Learning Systems, Inc, its controlled subsidiary corporations and its and their successors and assigns.

     (b) "Confidential Information" means any type of information or material disclosed to or known by me as a consequence of or through my employment or other retention by Company or an Acquired Entity (including information conceived, originated, discovered, or developed in whole or in part by me), which is not generally known by non-Company or non-Acquired Entity personnel and including but not limited to information which relates to Company or Acquired Entity research, development, trade secrets, know how, Inventions, technical data, software, manufacture, purchasing, accounting, engineering, marketing, merchandising or selling, and information entrusted to Company or an Acquired Entity, or their principal officers and employees by third parties. INFORMATION WHICH I CAN SHOW TO BE EITHER GENERALLY KNOWN OR READILY ASCERTAINABLE BY PROPER MEANS AT OR AFTER THE TIME I FIRST LEARNED OF SUCH INFORMATION, OR GENERAL INFORMATION OR KNOWLEDGE WHICH I WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE

IN THE TRADE, SHALL NOT BE DEEMED TO BE CONFIDENTIAL INFORMATION.

     (c) "Inventions" means original works of authorship, discoveries, concepts, ideas and improvements to existing technology, and all other subject matter ordinarily comprehended by the term "invention", whether or not copyrightable or patentable, including, but not limited to, computer programs, processes, machines, products, compositions of matter, formulae, algorithms, and techniques, as well as improvements thereof, and expressions thereof, which, in whole or in part, are conceived, discovered or developed by me, either alone or with others, and which (i) relate directly to the business of Company or an Acquired Entity or to Company's or an Acquired Entity's actual or demonstrably anticipated research or development; or (ii) incorporate, are developed using, or are otherwise based upon any Confidential Information; or (iii) are made, conceived, discovered or developed during times other than my own time or with the use of any Company or Acquired Entity equipment, supplies or facilities, including Company or Acquired Entity resources or personnel; or (iv) result from any work performed by me for Company or an Acquired Entity.

2.   Records of Inventions and Confidential Information.

I shall promptly, in such form and detail as is prescribed by Company, record and keep a complete and permanent written record of information relating to the conception, origination, discovery or development of Confidential Information and Inventions.

3.   Obligations of Employee Regarding Inventions.

(a) I shall disclose to Company promptly and fully and by a written report completely describing each in detail all of my original works of authorship, discoveries, concepts, ideas and improvements to existing technology, and all other subject matter ordinarily comprehended by the term "invention", whether or not within the definition of Inventions.

(b) With respect to Inventions, and without additional or further consideration, (i) I shall apply, at Company's request and expense, for United States and foreign design or letters patent or other legal protection of intellectual property either in my name or otherwise as Company shall direct; and (ii) I shall assign (and do hereby assign) to Company all of my rights to such Inventions, and to applications for United States copyright and foreign design or letters patent or other legal protection of intellectual property granted upon such Inventions, and hereby agree that Company and/or its authorized agent shall have full control over all such applications for patents or other legal protection of intellectual property, including without limitation the right to amend or abandon the same; and (iii) I shall sign and deliver promptly to Company such written instruments, testify in any legal proceedings, and do such other acts, as may be necessary in the opinion of Company to secure and maintain for Company exclusive rights in United States and foreign copyrights, design or letters patent or other legal protection of intellectual property for all such Inventions; and (iv) I shall waive (and hereby do waive) any moral rights I have or may have in Inventions.

Except as provided in Section 3(a) above, this Agreement does not apply to an invention developed prior to my employment with Company or an Acquired Entity or to an invention for which no equipment, supplies, facility, or Confidential Information of Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of

Company, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company.

     (c) With respect to any invention which does not constitute an Invention, upon the written request of Employee, Company will acknowledge in writing that Company does not have any interest in such invention as described in the request.

4.  Rights of Company Regarding Inventions.

Company shall have the exclusive right to all Inventions, without additional or further consideration to me, including but not limited to the right to own, make, use, sell, have made, rent, lease or lend, copy, prepare derivative works of, perform or display publicly all Inventions.

5.   Confidentiality.

     (a) Except as required in my duties to Company, I shall not directly or indirectly use, disseminate, lecture upon, publish articles concerning, make known, or otherwise disclose or make available to any person, firm, corporation or other entity not confidentially bound to Company, any Confidential Information (including Confidential Information related to Inventions) without written permission from Company. If I am served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, I will immediately notify Company in order that it may take such action as it deems necessary to protect its interest.

     (b) I understand it is Company's policy not to improperly obtain or use confidential, proprietary or trade secret information that belongs to third parties (including my former employers and anyone who entrusted confidential, proprietary or trade secret information to me or my former employers). I shall never knowingly improperly obtain, attempt to obtain, use, disseminate, disclose or transfer to Company confidential, proprietary or trade secret information that belongs to third parties. This paragraph shall not limit my right to use my general knowledge and experience, whether or not gained while employed by any third party.

6.   Nonraiding of Employees.

I recognize that Company's workforce is a vital part of its business.
Therefore, so long as I am an employee of Company, or am retained by Company as an independent contractor or consultant, and for twenty-four (24) months after my employment, independent contractor and/or consulting relationships with Company terminate (regardless of the reason they terminate), I will not solicit, directly or indirectly, any employee to leave his or her employment with Company. For the purposes of this Agreement, the phrase "shall not solicit, directly or indirectly," includes, without limitation, that I (a) shall not disclose to any third party the names, backgrounds or qualifications of any Company employees or otherwise identify them as potential candidates for employment; and (b) shall not personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer.

7.   Noncompetition.

In consideration of the payment to me of the sum of $200,000, which sum shall be paid by the Company no later than 30 days following the closing of its initial public offering, I agree as follows:


     (a) Noncompetition While Related to Company. So long as I am an employee of Company, or am retained by Company as an independent contractor or consultant, I will not, directly or indirectly, compete with Company in any way.

     (b) Noncompetition After Relationships with Company Terminate. After termination of my employment, independent contractor and/or consulting relationships with Company, and for the length of time provided in subparagraph 7(f) below, I will not, without the express written consent of the CEO or President of Company, directly or indirectly, in any geographic area where Company's software products or services are then marketed, sold or distributed:
(i) publish or propose to publish Competing Software; (ii) provide or propose to provide Competing Services to or on behalf of any Current Customer; (iii) design or develop Competing Software; (iv) work for or with, or provide services or information to, any person or entity that (1) publishes or proposes to publish Competing Software, or (2) is designing or developing Competing Software or (3) is providing or proposes to provide Competing Services.

     (c)  Competing Software.   For purposes of this Agreement, Competing
Software means computer software that competes or will compete with any of Company's then existing or reasonably anticipated software products with which I have personal involvement in the course of my employment and/or retention as a consultant or independent contractor by Asymetrix.

     (d)  Definition of Competing Services.   For purposes of this Agreement,
"Competing Services" means consulting or software development services that compete or will compete with any of Company's then existing or reasonably anticipated consulting or software development services.

     (e)  Competing Companies with Multiple Divisions.   Companies that (i)
publish or propose to publish Competing Software, or (ii) are designing or developing Competing Software or (iii) provide or propose to provide Competing Services are referred to as "Competing Companies." Where a Competing Company has multiple divisions, business units or product work groups, the noncompetition provisions of subparagraph 7(b) above shall apply only to those divisions, business units or product work groups that are involved with Competing Software or Competing Services, provided that I provide written assurances satisfactory to Company that the information and work product I provide to other divisions, business units or product work groups of the competitor will not be shared, directly or indirectly, with the divisions, business units or product work groups involved with Competing Software or Competing Services.

     (f)  Term of Noncompetition.   The noncompetition provisions of
subparagraph 7(b) above shall apply for a period equal to the longer of three years following the date of this Agreement or one year after my relationships with Company terminate, regardless of the reasons they terminate.

     (g)  Governing Law.   Not withstanding Section 16(c), the Employee
acknowledges that significant additional consideration was paid for this covenant not to compete with the Company which is based in the State of Washington, and agrees that enforceability of this paragraph 7 shall be determined in accordance with the laws of the State of Washington, without regard to the provisions thereof related to choice of laws or conflict of laws.

8.   Disclosure of Proposed Employment.

Before I undertake or agree to undertake any other employment, consultancy or independent contractor relationship, with or for a Competing Company, I shall give Company reasonable advance notice of the name of the Competing Company and the general nature of the proposed employment, consultancy or independent contractor relationship. My duty to give notice and disclose under this paragraph shall apply during my employment or retention as an employee, independent contractor or consultant by Company, and during the period of time the noncompetition provisions of subparagraph 7(b) above are in effect.

9.   Ownership of Records.

Upon termination of my employment, independent contractor or consulting relationship(s) with Company, or earlier if Company requests, I will deliver to and leave with Company any and all objects, materials, devices, or substances (including without limitation all documents, records, notebooks, recordings, drawings, prototypes, models, schematic diagrams, computer programs (regardless of the media on which they are stored) and similar repositories or objects) which describe, depict, contain, constitute, reflect or record Confidential Information, and all copies thereof, then in my possession or under my control, whether or not prepared by me.

10.  Saving Provision.

I agree that the terms of this Agreement, including the duration, scope and geographic extent of the nonraiding and noncompetition provisions, is fair and reasonably necessary to protect Company's client relationships, employee relationships, goodwill, Confidential Information and other protectable interests in light of all of the facts and circumstances of my relationship with Company. In the event a court declines to enforce any of the terms of this Agreement they shall be deemed to be modified to restrict me to the maximum extent that the court finds enforceable.

11.  Injunctive Relief.

I acknowledge that the breach or threatened breach of this Agreement would cause irreparable injury to Company that could not be adequately compensated by money damages. Accordingly, Company may obtain a restraining order and/or injunction prohibiting my breach or threatened breach of this Agreement, in addition to any other legal or equitable remedies that may be available. I acknowledge that, if my employment or other relationships with Company end, my experience and capabilities are such that I can obtain employment in business activities that do not violate this Agreement, and that an injunction to enforce this Agreement will not prevent me from earning a reasonable livelihood.

12.  No Guarantee of Employment.

This Agreement may not be construed as an employment agreement, as a guarantee of continued employment, or as a limitation upon Company's discretion with respect to the termination of my employment, it being understood that my employment is terminable at will by either myself or Company.

13.  Consent to Notification.

I consent to Company giving notification to third parties of the existence and terms of this Agreement.

14.  Legal Expense.

In any dispute between us arising out of or relating to this Agreement or our employment relationship, the prevailing party shall be entitled to recover from the other party reasonable sums as attorneys' fees and expenses, including expert witness fees, at trial and on appeal.

15.  Waiver of Breach.

The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

16.  Miscellaneous.

     (a) This Agreement may be modified, supplemented and/or amended only by a writing that both the Company and I sign. This Agreement, as it may be so amended, together with any Employment Agreement (if I have executed an Employment Agreement with the Company), are the complete and final expression of my agreement with Company on the subjects covered, and shall control over any other statement, representation or agreement on these subjects.

     (b) The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     (c) Except for the Company's rights under paragraph 7, the rights and obligations under this Agreement shall be governed by the internal laws of the state in which I will be based while providing services to Company, without regard to the provisions thereof related to choice of laws or conflict of laws. If I am based in more than one state during the term of this Agreement then "the state in which I will be based while providing services to Company" shall mean the state in which I was based at the earlier of (i) the time the claim in issue hereunder arose or (ii) termination of my employment with Company.

     (d) Venue and jurisdiction of any lawsuit involving this Agreement (except for any lawsuit under paragraph 7) or my employment shall exist exclusively in the county and state in which I will be based while providing services to Company. Venue and jurisdiction of any lawsuit under paragraph 7 shall exist exclusively in state and federal courts in King County, Washington regardless of the county and state in which I will be based while providing services to Company, unless injunctive relief is sought by Company and, in Company's judgment, may not be effective unless obtained in some other venue; provided, however, that injunctive relief shall not be available in any venue if such relief would not be available under the laws of the State of Washington.

     (e) My obligations under this Agreement supplement and do not supersede or limit other obligations I have to Company or other rights or remedies available to Company, including without limitation under the Trade Secrets Acts of any applicable jurisdiction.

     (f) The existence of any claim or cause of action by myself against Company shall not constitute a defense to the enforcement of this Agreement or excuse performance of the obligations I have assumed hereunder.

     (g) In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be totally invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (h) This Agreement shall survive the termination of my relationship with Company, however caused.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.


"COMPANY"                                  "EMPLOYEE"

ASYMETRIX LEARNING SYSTEMS,INC.


                                            /s/ Gordon Rogers
                                           ___________________________________
                                           GORDON ROGERS

By:  ____________________________________

Name: __________________________________

Title: ___________________________________